Exhibit 10.1



                       FORM OF ADMINISTRATION AGREEMENT



     This ADMINISTRATION AGREEMENT, dated as of [Closing Date] (as from time to time amended, supplemented or otherwise modified and in effect, this "Agreement"), is by and among WHOLE AUTO LOAN TRUST [200_ -_], a Delaware statutory trust (the "Issuer"), [ADMINISTRATOR], a [ ], as administrator (in such capacity, the "Administrator"), [BEAR STEARNS ASSET BACKED FUNDING INC, a Delaware corporation (the "Depositor")] and [INDENTURE TRUSTEE], a [ ], not in its individual capacity but solely as Indenture Trustee (in such capacity, the "Indenture Trustee").

     WHEREAS, the Issuer is issuing the Notes pursuant to the Indenture and the Certificates pursuant to the Trust Agreement and has entered into certain agreements in connection therewith, including (i) the Servicing Agreement,
(ii) the Note Depository Agreement and (iii) the Indenture (the Servicing Agreement, the Note Depository Agreement and the Indenture being referred to hereinafter collectively as the "Related Agreements");

     WHEREAS, the Issuer and the Owner Trustee desire to have the Administrator perform certain duties of the Issuer and the Owner Trustee under the Related Agreements and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer and the Owner Trustee may from time to time request; and

     WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

     [WHEREAS, the Depositor is a party to this Agreement so that, at its election, it may enforce its provisions.]

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Definitions and Usage. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined in this Agreement (including the recitals) are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.

     2. Duties of the Administrator. (a) Duties with Respect to the Indenture and the Note Depository Agreement. (i) The Administrator agrees to perform all its duties as Administrator and the duties of the Issuer under the Note Depository Agreement. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer under the Indenture and the Note Depository Agreement. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture and the Note Depository Agreement. The Administrator shall prepare for execution by the Issuer, or shall cause the preparation by other appropriate Persons of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Note Depository Agreement. In furtherance of the foregoing, the Administrator shall take, in the name and on behalf of the Issuer, all appropriate action that is the duty of the Issuer to take, pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

          (A) the preparation of or obtaining of the documents and instruments required for execution of the Notes and delivery of the same to the Indenture Trustee for authentication (Section 2.2);

          (B) the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.5);

          (C) the determination as to whether the requirements of UCC Section 8-405 are met and the preparation of an Issuer Request requesting the Indenture Trustee to authenticate and deliver replacement Notes in lieu of mutilated, destroyed, lost or stolen Notes (Section 2.6);

          (D) the determination of the expenses associated with the issuance of replacement Notes (Section 2.6(b));

          (E) the preparation, obtaining or filing of Issuer Requests, instruments, opinions and certificates and other documents required for the release of property from the lien of the Indenture (Section 2.10);

          (F) the preparation of Definitive Notes in accordance with the instructions of the Clearing Agency and delivery of such to the Indenture Trustee (Section 2.13);

          (G) the maintenance and notice of location of the office in the Borough of Manhattan, The City of New York, for registration of transfer or exchange of Notes if the Indenture Trustee ceases to maintain such an office (Section 3.2);

          (H) the duty to cause newly appointed Note Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.3(c));

          (I) the delivery of the Issuer Order to the Indenture Trustee to deposit monies with Note Paying Agents, if any, other than the Indenture Trustee (Section 3.3(d));

          (J) the delivery of an Issuer Request for publication and notification of unclaimed amounts (Section 3.3(e));



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

          (K) the maintenance of the Trust's status as a business trust and the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument or agreement included in the Indenture Trust Estate (Section 3.4);

          (L) the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the Indenture Trust Estate (Sections 3.5 and 3.7(c));

          (M) the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel as to the Indenture Trust Estate, and the annual delivery of the Officer's Certificate and certain other statements as to compliance with the Indenture (Sections 3.6 and 3.9);

          (N) the identification to the Indenture Trustee in an Officer's Certificate of any Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.7(b));

          (O) the notification of the Indenture Trustee and the Rating Agencies of an Event of Servicing Termination under the Servicing Agreement and, if such Event of Servicing Termination arises from the failure of the Servicer to perform any of its duties under the Servicing Agreement with respect to the Receivables, the taking of all reasonable steps available to remedy such failure (Section 3.7(d));

          (P) the appointment of the Successor Servicer and preparation of the related servicing agreement (Section 3.7(e));

          (Q) the notification of the termination of the Servicer and appointment of the Successor Servicer (Section 3.7(f));

          (R) the preparation and obtaining of documents and instruments required for the consolidation or merger of the Issuer with another entity or the transfer by the Issuer of its properties or assets (Section 3.10);

          (S) the delivery of a letter for release (Section 3.11(b);

          (T) the duty to cause the Servicer to comply with Sections [3.9, 3.10, 3.11, 3.12, 3.13 and 4.9 and Article VI] of the Servicing Agreement (Section 3.14);

          (U) upon the request of the Indenture Trustee, the execution and delivery of any instruments and the undertaking of any actions reasonably necessary to carry out more effectively the purpose of the Indenture (Section 3.17);



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

          (V) the delivery of written notice to the Indenture Trustee and the Rating Agencies of each Event of Default under the Indenture and each default by any party to the Servicing Agreement (Section 3.19);

          (W) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and the obtaining of the Opinions of Counsel and the Independent Certificate relating thereto and the demand to the Indenture Trustee for execution of certain instruments (Section 4.1);

          (X) the monitoring of the Issuer's obligations as to the satisfaction, discharge and defeasance of the Notes and the preparation of an Officer's Certificate and the obtaining of an opinion of a nationally recognized firm of independent certified public accountants, a written certification thereof and the Opinions of Counsel relating thereto (Section 4.1);

          (Y) the demand to remit monies (Section 4.3));

          (Z) the preparation of an Officer's Certificate to the Indenture Trustee after the occurrence of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 5.1(iii) of the Indenture, its status and what action the Issuer is taking or proposes to take with respect thereto (Section 5.1);

          (AA) the compliance with any written directive of the Indenture Trustee with respect to the sale of the Indenture Trust Estate at one or more public or private sales called and conducted in any manner permitted by law if an Event of Default shall have occurred and be continuing (Section 5.4);

          (AB) the undertaking of actions set forth in Section 5.16 as requested by the Indenture Trustee (Section 5.16);

          (AC) the payment of expenses and costs to the Indenture Trustee (Section 6.7);

          (AD) the removal of the Indenture Trustee upon the occurrence of certain events, the preparation and delivery of notice to Noteholders of the removal of the Indenture Trustee, the appointment of a successor Indenture Trustee and, if necessary, the petition of a court of competent jurisdiction for the appointment of a successor Indenture Trustee (Section 6.8);

          (AE) the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.1);

          (AF) the preparation and, after execution by the Issuer, the filing with the Commission, any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies



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

     and the transmission of such summaries, as necessary, to the Noteholders (Section 7.3(a));

          (AG) the notification to the Indenture Trustee of the listing of the Notes on any stock exchange (Section 7.4);

          (AH) the preparation of an Issuer Request and Officer's Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Indenture Trust Estate (Sections 8.4 and 8.5);

          (AI) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.1, 9.2 and 9.3);

          (AJ) the determination to execute and deliver new Notes conforming to any supplemental indenture (Section 9.6);

          (AK) the notice and deposit of money for redemption of the Notes (Section 10.1);

          (AL) the notice to the Indenture Trustee and the duty to cause the Indenture Trustee to provide notification to Noteholders of redemption of the Notes (Section 10.2);

          (AM) the preparation of all Officer's Certificates, Issuer Requests and Issuer Orders and the obtaining of Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.1(a));

          (AN) the preparation of Officer's Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1(b));

          (AO) the notification of the Rating Agencies pursuant to Section
     11.4 of the Indenture (Section 11.4);

          (AP) the preparation and delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.6); and

          (AQ) the recording of the Indenture and payment of related expenses, if applicable (Section 11.15).

     (ii) The Administrator will:

          (A) pay the Indenture Trustee from time to time reasonable compensation for all services rendered by the Indenture Trustee under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);



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

          (B) except as otherwise expressly provided in the Indenture, reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of the Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith;

          (C) indemnify the Indenture Trustee and its agents for, and hold them harmless against, any losses, liability or expense incurred without willful misconduct, negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Indenture, including the reasonable costs and expenses (including reasonable attorneys' fees) of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Indenture; and

          (D) indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and any of their respective officers, directors, employees and agents from and against any loss, liability or expense incurred by reason of (i) the Depositor's or the Issuer's violation of federal or state securities laws in connection with the offering and sale of the Notes and the Certificates or (ii) any breach of the Depositor of any term, provision or covenant contained in the Servicing Agreement.

     Indemnification under this Section shall survive the resignation or removal of the Indenture Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Administrator shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any such amount from others, such Person shall promptly repay such amounts to the Administrator, without interest.

     (b) Additional Duties. (i) In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations and shall prepare or shall cause the preparation by other appropriate persons of, and shall execute on behalf of the Issuer or the Owner Trustee, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Related Agreements. Subject to
Section 6 of this Agreement, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

     (ii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to a Certificateholder as contemplated in Section 5.2(c) of the Trust Agreement. Any such notice


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

shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

     (iii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties of the Issuer, the Depositor, or the Owner Trustee set forth in Section 5.5(a), (b), (c) and (d) and the penultimate sentence of
Section 5.5 of the Trust Agreement with respect to, among other things, accounting and reports to Certificateholders.

     (iv) The Administrator will provide prior to [ ] a certificate of an Authorized Officer in form and substance satisfactory to the Owner Trustee as to whether any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Administrator shall be required to update the letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

     (v) The Administrator shall perform the duties of the Administrator specified in Section 9.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee and any other duties expressly required to be performed by the Administrator pursuant to the Trust Agreement.

     (vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

     (c) Non-Ministerial Matters. (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

          (A) the amendment of or any supplement to the Indenture;

          (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables or Permitted Investments);

          (C) the amendment, change or modification of the Related Agreements;

          (D) the appointment of successor Note Registrars, successor Note Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or Successor Servicers, or the consent to the assignment by the Note


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

     Registrar, Note Paying Agent or Indenture Trustee of its obligations under the Indenture; and

          (E) the removal of the Indenture Trustee.

     (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders under the Related Agreements, (y) sell the Indenture Trust Estate pursuant to Section 5.4 of the Indenture or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

     3. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Depositor at any time during normal business hours.

     4. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement and, as reimbursement for its expenses related thereto, [the Administrator shall be entitled to receive a fee, for each Collection Period, [equal to the greater of (x) one-twelfth of the product of (i) [___]% and (ii) the Pool Balance at the start of such Collection Period and (y) $[______]], which amount shall be prorated for any Collection Period that is greater or less than one calendar month and which amount shall be solely an obligation of the Issuer, paid pursuant to Section
8.2 of the Indenture.

     5. Additional Information To Be Furnished to the Issuer. The
Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

     6. Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

     7. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     8. Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.



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

     9. Term of Agreement; Resignation and Removal of Administrator. (a) This Agreement shall continue in force until the termination of the Issuer in accordance with Section 8.1 of the Trust Agreement, upon which event this Agreement shall automatically terminate.

     (b) Subject to Sections 9(e) and 9(f), the Administrator may resign its duties hereunder by providing the Issuer, the Indenture Trustee [and the Depositor] with at least sixty (60) days' prior written notice.

     (c) Subject to Sections 9(e) and 9(f), the Issuer may remove the Administrator without cause by providing the Administrator [(with a copy to the Indenture Trustee and the Depositor)] with at least sixty (60) days' prior written notice.

     (d) Subject to Sections 9(e) and 9(f), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator [(with a copy to the Indenture Trustee and the Depositor)] if any of the following events shall occur:

     (i) the Administrator shall default in any material respect in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten (10) days (or, if such default cannot be cured in such time, such longer period acceptable to the Issuer [or the Depositor, after consultation with the Issuer]);

     (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

     (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

     The Administrator agrees that if any of the events specified in clauses
(ii) or (iii) of this Section 9(d) shall occur, it shall give written notice thereof to the Issuer[, the Depositor] and the Indenture Trustee within seven days after the happening of such event.

     (e) No resignation or removal of the Administrator pursuant to this
Section 9 shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder. The Issuer shall provide written



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

notice of any such resignation or removal to the Indenture Trustee, with a copy to [the Depositor and] the Rating Agencies.

     (f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

     (g) Subject to Sections 9(e) and 9(f), the Administrator acknowledges that upon the appointment of a successor Servicer pursuant to the Servicing Agreement, the Administrator shall immediately resign. [The successor Servicer shall be the successor Administrator.] [The Indenture Trustee shall assist the Issuer to find a successor Administrator. In the event that a successor Administrator has not been appointed at the time when the predecessor Administrator has ceased to act as Administrator in accordance with this
Section 9, the Indenture Trustee without further action shall automatically be appointed the successor Administrator. The Indenture Trustee may resign as the Administrator by giving written notice of such resignation to the Issuer [and the Depositor] and in such event shall be released from such duties and obligations, such release not to be effective until the date a successor Administrator enters into a written assumption as provided in clause (e) of this Section 9. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new administrator as the successor Administrator in accordance with this Section 9. Notwithstanding the above, if the Indenture Trustee shall be legally unable so to act or if, within 30 days after the delivery of its notice of resignation, the Issuer shall not have obtained a successor Administrator, the Indenture Trustee shall appoint, or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $[___________] and whose regular business shall include the administration of receivables, as the successor to the Administrator under this Agreement; provided that the Rating Agency Condition shall be satisfied in connection with such appointment.]

     10. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 9(a) or the resignation or removal of the Administrator pursuant to Section 9(b), (c) or (d), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 9(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 9(b), (c) or (d), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

     11. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed of follows:



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     (a) if to the Issuer or the Owner Trustee, to:

                  WHOLE AUTO LOAN TRUST [200 - ] c/o Owner Trustee Attention:
                  Telephone:
                  Facsimile:

         (b) if to the Administrator, to:

                  [                                  ]
                  Attention:
                  Telephone:
                  Facsimile:

         (c) if to the Indenture Trustee, to:

                  [                                  ]
                  Attention:
                  Telephone:
                  Facsimile:

         [(d) if to the Depositor, to:

                  [                                  ]
                  Attention:
                  Telephone:
                  Facsimile:     ]

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

     12. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator[, the Depositor] and the Indenture Trustee, with the written consent of the Owner Trustee, without the consent of the Noteholders and the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders; provided that such amendment will not, as set forth in an Opinion of Counsel satisfactory to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. This Agreement may also be amended by the Issuer, the Administrator[, the Depositor] and the Indenture Trustee with the written consent of the Owner Trustee and the Noteholders of Notes evidencing not less than a majority of the Notes Outstanding and the Certificateholders of Certificates evidencing not less than a majority of the Certificate Balance for the purpose of


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adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Noteholders and Certificateholders which are required to consent to any such amendment, without the consent of the Noteholders of all the Notes Outstanding and Certificateholders of Certificates evidencing the Certificate Balance. Promptly after the execution of any such amendment, the Administrator shall furnish written notification of such amendment to each Rating Agency.

     13. Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer[, the Depositor] and the Owner Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer[, the Depositor] or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that such successor organization executes and delivers to the Issuer, [the Depositor,] the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

     14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS THAT WOULD APPLY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     15. Headings. The Section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     16. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same agreement.

     17. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     18.  [Not Applicable to [             ] in Other Capacities.  Nothing in
this Agreement shall affect any right or obligation [         ] may have in any
other capacity.]

     19. Limitation of Liability of Owner Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this instrument has been signed on behalf of the Issuer by [Owner Trustee] not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall [Owner Trustee] in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

     (b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by [Indenture Trustee] not in its individual capacity but solely as Indenture Trustee and in no event shall [Indenture Trustee] have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

     20. Third-Party Beneficiary. The Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it was a party hereto.

     21. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, [none of] the Administrator [, the Depositor] and the Indenture Trustee shall, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

     IN WITNESS WHEREOF, the parties have caused this Administration Agreement to be duly executed and delivered as of the day and year first above written.

                        WHOLE AUTO LOAN TRUST [200_-_]


                        By: [Owner Trustee],
                            not in its individual capacity but solely as Owner Trustee


                            By:----------------------------------------------
                            Name:
                            Title:


                        [INDENTURE TRUSTEE], not in its individual capacity but solely as Indenture Trustee


                            By:----------------------------------------------
                            Name:
                            Title:


                        [BEAR STEARNS ASSET BACKED FUNDING INC., as Depositor


                            By:----------------------------------------------
                            Name:
                            Title:     ]


                        [ADMINISTRATOR], as Administrator


                            By:----------------------------------------------
                            Name:
                            Title:

                               Form of Appendix A

                             DEFINITIONS AND USAGE

     The following rules of construction and usage shall be applicable to any agreement or instrument that is governed by this Appendix:

     (a) All terms defined in this Appendix shall have the defined meanings when used in any agreement or instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

     (b) As used herein, in any agreement or instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such agreement, instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such agreement, instrument, certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such agreement or instrument. To the extent that the definitions of accounting terms in this Appendix or in any such agreement, instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

     The words "hereof," "herein," "hereunder" and words of similar import when used in an agreement or instrument refer to such agreement or instrument as a whole and not to any particular provision or subdivision thereof; references in an agreement or instrument to "Article," "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such agreement or instrument; and the term "including" and its variations means "including without limitation."

     The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                                  Definitions

     "Accrued Class A Note Interest" shall mean, with respect to any Payment Date, the sum of the Class A Noteholders' Monthly Accrued Interest for such Payment Date and the Class A Noteholders' Interest Carryover Shortfall for such Payment Date.

     "Accrued Class B Note Interest" shall mean, with respect to any Payment Date, the sum of the Class B Noteholders' Monthly Accrued Interest for such Payment Date and the Class B Noteholders' Interest Carryover Shortfall for such Payment Date.

     "Accrued Class C Note Interest" shall mean, with respect to any Payment Date, the sum of the Class C Noteholders' Monthly Accrued Interest for such Payment Date and the Class C Noteholders' Interest Carryover Shortfall for such Payment Date.

     "Accrued Class D Certificate Interest" shall mean, with respect to any Payment Date, the sum of the Class D Certificateholders' Monthly Accrued Interest for such Payment Date and the Class D Certificateholders' Interest Carryover Shortfall for such Payment Date.

     "Act" shall have the meaning specified in Section 11.3(a) of the Indenture.

     "Administration Agreement" shall mean the Administration Agreement, dated as of [ ], by and among the Administrator, the Issuer[, the Depositor] and the Indenture Trustee.

     "Administrator" shall mean [ ], in its capacity as administrator under the Administration Agreement, or any successor Administrator thereunder.

     ["Advance" shall mean the amount of interest, as of a Determination Date, which the [related] [Receivables] Servicer is required to advance on the Receivables pursuant to Section [ ] of the [related] Servicing Agreement.]

     "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

     "Amount Financed" shall mean, with respect to a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs.

     "Annual Percentage Rate" or "APR" of a Receivable shall mean the annual rate of finance charges stated in the Receivable.

     "Applicable Tax State" shall mean, as of any date of determination, each State as to which any of the following is then applicable: (a) a State in which the Owner Trustee maintains its Corporate Trust Office [and (b) the State of _____].

     "Authenticating Agent" shall have the meaning specified in Section 2.14 of the Indenture or 3.14 of the Trust Agreement, as applicable.

     "Authorized Officer" shall mean, (i) with respect to the Issuer, any officer within the Corporate Trust Office of the Owner Trustee, including any vice president, assistant vice president, secretary, assistant secretary or any other officer of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and, for so long as the Administration Agreement is in full force and effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement; and (ii) with respect to the Indenture Trustee or the Owner Trustee, any officer within the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, as the case may be, including any vice president, assistant vice president, secretary, assistant secretary or any other officer of the Indenture Trustee or the Owner Trustee, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and shall also mean, with respect to the Owner Trustee, any officer of the Administrator.

     "Available Collections" shall mean, for any Payment Date, the sum of the following amounts with respect to the Collection Period preceding such Payment
Date: (i) all payments collected with respect to Receivables; (ii) all Liquidation Proceeds attributable to Receivables which were designated as Defaulted Receivables in prior Collection Periods in accordance with the [related] [Receivables] Servicer's customary servicing procedures; (iii) [all Advances made by the [related] [Receivables] Servicer of interest due on the Receivables]; (iv) the Purchase Amount received with respect to each Receivable that became a Purchased Receivable during such Collection Period; and (v) partial prepayments of any refunded item included in the principal balance of a Receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the Obligor's periodic payment to an amount below the Scheduled Payment as of the Cut-off Date; provided however, that in calculating the Available Collections the following will be excluded: (a) [amounts received on any Receivable to the extent that the [related] [Receivables] Servicer has previously made an unreimbursed Advance on such Receivable and the amount received exceeds the accrued and unpaid interest on such Receivable]; (b) [amounts received on any of the Receivables to the extent that the [related] [Receivables] Servicer has previously made an unreimbursed Advance on a Receivable which is not recoverable from collections on the particular Receivable]; (c) all payments and proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in the Available Funds in a prior Collection Period; [(d) Liquidation Proceeds with respect to a Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Advances; and (e) amounts constituting the Supplemental Servicing Fee].

     "Available Funds" shall mean, for any Payment Date, the sum of the Available Collections for such Payment Date and the Reserve Account Excess Amount for such Payment Date.

     "Bankruptcy Code" shall mean the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.

     "Basic Documents" shall mean the Certificate of Trust, the Trust Agreement, the Servicing Agreement, the Receivables Purchase Agreement, the Indenture, the Administration

Agreement, the Underwriting Agreement, the Note Depository Agreement and the other documents and certificates delivered in connection therewith.

     "Book-Entry Certificate" shall mean, a beneficial interest in any of the Class D Certificates or the Class E Certificates issued in book-entry form as described in Section 3.2 of the Trust Agreement.

     "Book-Entry Note" shall mean a beneficial interest in any of the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes, in each case issued in book-entry form.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Delaware or [ ] are authorized by law, regulation or executive order to be closed.

     "Certificates" shall mean the Class D Certificates and the Class E Certificates, collectively.

     "Certificate Balance" shall mean, as the context so requires, (i) with respect to all the Class D Certificates, an amount equal to, initially, the Initial Certificate Balance of the Class D Certificates and, thereafter, an amount equal to the Initial Certificate Balance of the Class D Certificates, reduced by all amounts distributed to Class D Certificateholders and allocable to principal or (ii) with respect to any Class D Certificate, an amount equal to, initially, the initial denomination of such Class D Certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such Class D Certificate and allocable to principal; provided, that, unless all of the Certificates are owned by the Depositor or an Affiliate of the Depositor, in determining whether the holders of Class D Certificates evidencing the requisite portion or percentage of the Certificate Balance have given any request, demand, authorization, direction, notice, consent, or waiver hereunder or under any Basic Document, Class D Certificates owned by the Issuer, any other obligor upon the Class D Certificates, the Depositor, the Seller, [the] [any] [Servicer] or any Affiliate of any of the foregoing Persons shall be disregarded and deemed to be excluded from the Certificate Balance except that, in determining whether the Indenture Trustee and Owner Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent, or waiver, only Class D Certificates that a Trustee Officer of the Indenture Trustee, if applicable, and an Authorized Officer of the Owner Trustee with direct responsibility for the administration of the Trust Agreement, if applicable, knows to be so owned shall be so disregarded. Class D Certificates so owned that have been pledged in good faith may be regarded as included in the Certificate Balance if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as applicable, the pledgee's right so to act with respect to such Class D Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates, the Depositor, the Seller, [the] [any] [Servicer] or any Affiliate of any of the foregoing Persons.

     "Certificate Distribution Account" shall mean the account established and maintained as such pursuant to Section [ ] of the Servicing Agreement.

     "Certificate Owner" shall mean, with respect to any Book-Entry Certificate, the Person who is the beneficial owner of the Book-Entry Certificate, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Certificateholder" or "holder of a Certificate" shall mean a Person in whose name a Certificate is registered in the Certificate Register.

     "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit B to the Trust Agreement filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

     "Certificate Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.10 of the Trust Agreement and shall initially be the Owner Trustee.

     "Certificate Pool Factor" shall mean, as of the close of business on the last day of a Collection Period, a nine-digit decimal figure equal to the Certificate Balance of the Class D Certificates (after giving effect to any reductions therein to be made on the immediately following Payment Date) divided by the Initial Certificate Balance of the Class D Certificates. Each Certificate Pool Factor will be 1.000000000 as of the Closing Date; thereafter, each Certificate Pool Factor will decline to reflect reductions in the Certificate Balance of the Class D Certificates.

     "Certificate Register" and "Certificate Registrar" shall have the respective meanings specified in Section 3.5 of the Trust Agreement.

     "Class" shall mean (i) a class of Notes, which may be the Class A-1 Notes, the Class A-2 Notes, the Class B Notes or the Class C Notes or (ii) a class of Certificates, which may be the Class D Certificates or the Class E Certificates.

     "Class A Notes" shall mean, collectively, the Class A-1 Notes and the Class A-2 Notes.

     "Class A Noteholders' Interest Carryover Shortfall" shall mean, for any Payment Date, the excess of the Accrued Class A Note Interest for the preceding Payment Date over the amount in respect of interest that is actually paid to Noteholders of Class A Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A Notes on the preceding Payment Date, to the extent permitted by law, at the respective Note Interest Rates borne by such Class A Notes for the related Interest Period.

     "Class A Noteholders' Monthly Accrued Interest" shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes and the Class A-2 Notes at the respective Note Interest Rate for such Class in accordance with its terms on the outstanding principal amount of the Notes of each such Class on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the holders of the Notes of such Class on or prior to such preceding Payment Date.

     "Class A-1 Final Scheduled Payment Date" shall mean the [ ] Payment Date.

     "Class A-1 Noteholder" shall mean the Person in whose name a Class A-1
Note is registered on the Note Register.

     "Class A-1 Noteholders' Interest Carryover Shortfall" shall mean, for any Payment Date, the excess of the Accrued Class A-1 Note Interest for the preceding Payment Date over the amount in respect of interest that is actually paid to Noteholders of Class A-1 Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A-1 Notes on the preceding Payment Date, to the extent permitted by law, at the respective Note Interest Rates borne by such Class A-1 Notes for the related Interest Period.

     "Class A-1 Noteholders' Monthly Accrued Interest" shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes at the Class A-1 Rate in accordance with its terms on the outstanding principal amount of the Notes of such Class on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the holders of the Notes of such Class on or prior to such preceding Payment Date.

     "Class A-1 Notes" shall mean the $[ ] aggregate initial principal amount Class A-1 [ ]% Asset Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-1 to the Indenture.

     "Class A-1 Rate" shall mean [ ]% per annum. [Interest with respect to the Class A-1 Notes shall be computed on the basis of actual days elapsed in the applicable Interest Period divided by 360 for all purposes of the Basic Documents.]

     "Class A-2 Final Scheduled Payment Date" shall mean the [ ] Payment Date.

     "Class A-2 Noteholder" shall mean the Person in whose name a Class A-2
Note is registered on the Note Register.

     "Class A-2 Noteholders' Interest Carryover Shortfall" shall mean, for any Payment Date, the excess of the Accrued Class A-2 Note Interest for the preceding Payment Date over the amount in respect of interest that is actually paid to Noteholders of Class A-2 Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A-1 Notes on the preceding Payment Date, to the extent permitted by law, at the respective Note Interest Rates borne by such Class A-2 Notes for the related Interest Period.

     "Class A-2 Noteholders' Monthly Accrued Interest" shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-2 Notes at the Class A-2 Rate in accordance with its terms on the outstanding principal amount of the Notes of such Class on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the holders of the Notes of such Class on or prior to such preceding Payment Date.

     "Class A-2 Notes" shall mean the $[ ] aggregate initial principal amount Class A-2 [ ]% Asset Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-2 to the Indenture.

     "Class A-2 Rate" shall mean [ ]% per annum. [Interest with respect to the Class A-2 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.]

     "Class B Final Scheduled Payment Date" shall mean the [ ] Payment Date.

     "Class B Noteholder" shall mean the Person in whose name a Class B Note is registered on the Note Register.

     "Class B Notes" shall mean the $[ ] aggregate initial principal amount Class B [ ]% Asset Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-3 to the Indenture.

     "Class B Noteholders' Interest Carryover Shortfall" shall mean, for any Payment Date, the excess of the Accrued Class B Note Interest for the preceding Payment Date over the amount in respect of interest that is actually paid to Noteholders of Class B Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class B Notes on the preceding Payment Date, to the extent permitted by law, at the respective Note Interest Rates borne by such Class B Notes for the related Interest Period.

     "Class B Noteholders' Monthly Accrued Interest" shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class B Notes at the Class B Rate in accordance with its terms on the outstanding principal amount of the Notes of such Class on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the holders of the Notes of such Class on or prior to such preceding Payment Date.

     "Class B Rate" shall mean [ ]% per annum. [Interest with respect to the Class B Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.]

     "Class C Final Scheduled Payment Date" shall mean the [ ] Payment Date.

     "Class C Noteholder" shall mean the Person in whose name a Class C Note is registered on the Note Register.

     "Class C Notes" shall mean the $[ ] aggregate initial principal amount Class C [ ]% Asset Backed Notes issued by the Trust pursuant to the Indenture, substantially in the form of Exhibit A-4 to the Indenture.

     "Class C Rate" shall mean [ ]% per annum. [Interest with respect to the Class C Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.]

     "Class C Noteholders' Interest Carryover Shortfall" shall mean, for any Payment Date, the excess of the Accrued Class C Note Interest for the preceding Payment Date over the amount in respect of interest that is actually paid to Noteholders of Class C Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class C Notes on the preceding Payment Date, to the extent permitted by law, at the respective Note Interest Rates borne by such Class C Notes for the related Interest Period.

     "Class C Noteholders' Monthly Accrued Interest" shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class C Notes at the Class C Rate in accordance with its terms on the outstanding principal amount of the Notes of such Class on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the holders of the Notes of such Class on or prior to such preceding Payment Date.

     "Class D Certificateholder" shall mean the Person in whose name a Class D Certificate is registered in the Certificate Register.

     "Class D Certificateholders' Interest Carryover Shortfall" shall mean, with respect to any Payment Date, the excess of the Accrued Class D Certificate Interest for the preceding Payment Date over the amount in respect of interest that is actually paid to Class D Certificateholders on such preceding Payment Date, plus thirty (30) days of interest on such excess, to the extent permitted by law, at the Class D Rate.

     "Class D Certificateholders' Monthly Accrued Interest" shall mean, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class D Certificates at the Class D Rate in accordance with its terms on the Certificate Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all distributions allocable to the reduction of the Certificate Balance made on or prior to such preceding Payment Date.

     "Class D Certificates" shall mean the $[ ] aggregate initial principal balance Class D [ ]% Asset Backed Certificates evidencing the beneficial interest of a Class D Certificateholder in the property of the Trust, substantially in the form of Exhibit A to the Trust Agreement; provided, however, that the Owner Trust Estate has been pledged to the Indenture Trustee to secure payment of the Notes and that the rights of the Class D Certificateholders to receive distributions on the Class D Certificates are subordinated to the rights of the Noteholders as described in the Servicing Agreement, the Indenture and the Trust Agreement.

     "Class D Final Scheduled Payment Date" shall mean the [ ] Payment Date.

     "Class D Rate" shall mean [ ]% per annum. [Interest with respect to the Class D Certificates shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of the Basic Documents.]

     "Class E Certificateholder" shall mean the Person in whose name a Class E Certificate is registered in the Certificate Register.

     "Class E Certificates" shall mean the Class E Asset Backed Certificates evidencing the beneficial interest of a Class E Certificateholder in the property of the Trust, substantially in the form of Exhibit B to the Trust Agreement; provided, however, that the Owner Trust Estate has been pledged to the Indenture Trustee to secure payment of the Notes and that the rights of the Class E Certificateholders to receive distributions on the Class E Certificates are subordinated to the rights of the Noteholders as described in the Servicing Agreement, the Indenture and the Trust Agreement.

     "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

     "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" shall mean [ ].

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

     "Collateral" shall have the meaning specified in the Granting Clause of the Indenture.

     "Collection Account" shall mean the account or accounts established and maintained as such pursuant to Section [ ] of the Servicing Agreement.

     "Collection Period" shall mean, with respect to the first Payment Date, the period from and including the Cut-off Date to and including [ ] and, with respect to each subsequent Payment Date, the calendar month preceding the calendar month in which the Payment Date occurs.

     "Collections" shall mean all amounts collected by the [related] [Receivables] Servicer (from whatever source) on or with respect to the Receivables.

     "Commission" shall mean the Securities and Exchange Commission.

     ["Computer Tape" shall mean the computer tape generated by the Seller which provides information relating to the Receivables and which was used by the Seller in selecting the Receivables conveyed to the Trust hereunder.]

     "Corporate Trust Office" shall mean, (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at [ ] or at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholders and the Depositor); and (ii) with respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee located at [ ], or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture

Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Issuer).

     "Cut-off Date" shall mean [ ].

     "Dealer" shall mean a dealer who sold a Financed Vehicle and who originated and sold the related Receivable, directly or indirectly, to [a] [the] Seller.

     "Default" shall mean any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     "Defaulted Receivable" shall mean a Receivable (i) that the [related] [Receivables] Servicer determines is unlikely to be paid in full or (ii) with respect to which at least [ ]% of a Scheduled Payment is [ ] or more days delinquent as of the end of a calendar month.

     "Definitive Certificates" shall have the meaning specified in Section 3.12 of the Trust Agreement.

     "Definitive Notes" shall have the meaning specified in Section 2.11 of the Indenture.

     "Depositor" shall mean Bear Stearns Asset Backed Funding Inc., a Delaware corporation and its successors and permitted assigns.

     "Determination Date" shall mean, with respect to any Collection Period, the [second] Business Day immediately preceding the Payment Date following such Collection Period.

     "Eligible Deposit Account" shall mean either (i) a segregated account with an Eligible Institution or (ii) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

     "Eligible Institution" shall mean either (i) the corporate trust department of the Indenture Trustee or the related Trustee, as applicable; or
(ii) a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating of at least "AA-" by Standard & Poor's and "Baa3" by Moody's or (B) a short-term unsecured debt rating or certificate of deposit rating of "A-1+" by Standard & Poor' and "P-1" by Moody's and (2) whose deposits are insured by the Federal Deposit Insurance Corporation.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" shall have the meaning specified in Section 5.1 of the Indenture.

     "Event of Servicing Termination" shall mean an event specified in Section [ ] of the Servicing Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Executive Officer" shall mean, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation and, with respect to any partnership, any general partner thereof.

     "Expenses" shall have the meaning assigned to such term in Section 7.2 of the Trust Agreement.

     "Final Scheduled Payment Date" shall mean, with respect to (i) the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date, (ii) the Class A-2 Notes, the Class A-2 Final Scheduled Payment Date, (iii) the Class B Notes, the Class B Final Scheduled Payment Date, (iv) the Class C Notes, the Class C Final Scheduled Payment Date, and (v) the Class D Certificates, the Class D Final Scheduled Payment Date.

     "Financed Vehicle" shall mean a new or used automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

     "Grant" shall mean to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and to grant a lien upon and a security interest in and right of set-off against, and to deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Indemnified Parties" shall have the meaning assigned to such term in
Section 7.2 of the Trust Agreement.

     "Indenture" shall mean the Indenture, dated as of [ ], by and between the Trust and the Indenture Trustee.

     "Indenture Trustee" shall mean [ ], a [ ], not in its individual capacity but solely as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

     "Indenture Trust Estate" shall mean all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of Indenture for the benefit of the Noteholders (including, without limitation, all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

     "Independent" shall mean, when used with respect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     "Independent Certificate" shall mean a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

     "Initial Certificate Balance" shall mean $[ ].

     "Initial Pool Balance" shall mean $[ ].

     "Insolvency Event" shall mean, with respect to any Person, (i) the making of a general assignment for the benefit of creditors, (ii) the filing of a voluntary petition in bankruptcy, (iii) being adjudged a bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency proceeding, (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in (vii) below, (vi) seeking, consent to or acquiescing in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of the assets of such Person or (vii) the failure to obtain dismissal within 60 days of the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of such Person or of such Person's assets or any substantial portion thereof.

     ["Interest Period" shall mean, with respect to any Payment Date (i) with respect to the Class [ ] Notes and the Class [ ] Certificates, from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date on which interest has been paid to but excluding the following Payment Date and (ii) with respect to the Class [ ] Notes and the Class [ ] Certificates, from and including the Closing Date (in the case of the first Payment Date) or from and including the [ ] day of the calendar month preceding each Payment Date to but excluding the [ ] day of the calendar month of such Payment Date.]

     "IRS" shall mean the Internal Revenue Service.

     "Issuer" shall mean the Trust unless a successor replaces it and, thereafter, shall mean the successor.

     "Issuer Order" and "Issuer Request" shall mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

     "Lien" shall mean a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than, in respect of a Receivable, tax liens, mechanics' liens, and any liens which attach to the respective Receivable by operation of law.

     "Liquidation Proceeds" shall mean with respect to any Receivable (a) insurance proceeds received by the [related] [Receivables] Servicer and (b) monies collected by the [related] [Receivables] Servicer from whatever source, including but not limited to proceeds of Financed Vehicles after repossession, on a Defaulted Receivable, net of any payments required by law to be remitted to the Obligor.

     "Monthly Receivables Tape" shall mean a computer tape or disk containing the information about the Receivables necessary to prepare the written statements to be furnished by the Owner Trustee to the Certificateholders pursuant to Section [ ] of the Servicing Agreement and by the Indenture Trustee to the Noteholders pursuant to Section [ ] of the Servicing Agreement.

     ["Monthly Remittance Condition" shall mean either (a) a [Servicer] obtains a short-term rating of the [Servicer] from Standard & Poor's and Moody's of A-1+ and P-1, respectively, or (b) a [Servicer] provides the Indenture Trustee with a letter from each Rating Agency to the effect that the current ratings assigned to the Securities by such Rating Agency will not be adversely affected by the remittance of Collections on a monthly, rather than a daily, basis.]

     "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest.

     "Note Depositary Agreement" shall mean collectively (i) the Letter of Representations, dated as of [ ] by and among the Issuer, [Indenture Trustee], as agent and The Depository Trust Company regarding the Notes and (ii) the Letter of Representations, dated as of [ ] by and among the Issuer, [Indenture Trustee], as agent and The Depository Trust Company regarding the Certificates.

     "Noteholder" or "holder of a Note" shall mean the Person in whose name a
Note is registered on the Note Register.

     "Note Interest Rate" shall mean the Class A-1 Rate, the Class A-2 Rate, the Class B Rate or the Class C Rate, as applicable.

     "Note Owner" shall mean, with respect to any Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Note Paying Agent" shall mean the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in
Section 6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Collection Account

(including the Principal Distribution Account), including payment of principal of or interest on the Notes on behalf of the Issuer.

     "Note Pool Factor" shall mean, with respect to each Class of Notes as of the close of business on the last day of a Collection Period, a nine-digit decimal figure equal to the outstanding principal balance of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following Payment Date) divided by the original outstanding principal balance of such Class of Notes. The Note Pool Factor will be
1.000000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the outstanding principal amount of such Class of Notes.

     "Note Register" and "Note Registrar" shall have the respective meanings specified in Section 2.5 of the Indenture.

     "Notes" shall mean the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes, collectively.

     "Obligor" on a Receivable shall mean the purchaser or co-purchasers of the Financed Vehicle or any other Person who owes payments under the Receivable.

     "Officer's Certificate" shall mean (i) with respect to the Trust, a certificate signed by any Authorized Officer of the Trust and (ii) with respect to the Depositor or [a] [the] Servicer, a certificate signed by the chairman of the board, the president, any executive or senior vice president, any vice president, the treasurer or the controller of the Depositor or [a] [the] Servicer, as applicable.

     "Opinion of Counsel" shall mean a written opinion of counsel which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

     "Optional Purchase Percentage" shall mean [ ]%.

     "Outstanding" shall mean with respect to the Securities, as of the date of determination, all Securities theretofore authenticated and delivered under the Indenture or the Trust Agreement, as applicable, except:

                (a) Securities theretofore (i) cancelled by the Note Registrar or the Certificate Registrar, as applicable, or (ii) delivered to the Note Registrar or the Certificate Registrar, as applicable, for cancellation;

                (b) Securities or portions thereof the payment for which money in the necessary amount has been theretofore deposited with (i) in the case of the Notes, the Indenture Trustee or any Note Paying Agent in trust for the Noteholders of such Notes (provided, however, that if such Notes are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee) or (ii) in the case of the Certificates, the Owner Trustee or any Certificate Paying Agent in trust for the Certificateholders of such Certificates (provided, however, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Trust Agreement or provision for such notice has been made, satisfactory to the Owner Trustee); and

                (c) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to the Indenture or the Trust Agreement, as applicable, unless proof satisfactory to the Indenture Trustee or the Owner Trustee, as applicable, is presented that any such Securities are held by a protected purchaser;

provided, that in determining whether the holders of Notes or Certificates evidencing the requisite principal amount of the Notes Outstanding or Certificates Outstanding have given any request, demand, authorization, direction, notice, consent, or waiver under any Basic Document, Securities owned by the Issuer, any other obligor upon the Securities, the Depositor, the Seller, [any] [the] Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee or Owner Trustee, as applicable, shall be protected in relying on any such request, demand, authorization, direction, notice, consent, or waiver, only (i) Notes that a Responsible Officer of the Indenture Trustee knows to be so owned and (ii) Certificates that a Responsible Officer of the Owner Trustee knows to be so owned, shall be so disregarded; provided, however, if the Issuer, any other obligor upon the Securities, the Depositor, the Seller, [any] [the] Servicer or any Affiliate of any of the foregoing Persons owns an entire Class of Securities, such Securities shall be deemed to be Outstanding. Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, the Seller, [any] [the] Servicer or any Affiliate of any of the foregoing Persons that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor, the Seller, [any] [the] Servicer or any Affiliate of any of the foregoing Persons. Certificates owned by the Issuer, any other obligor upon the Certificates, the Seller, [any] [the] Servicer or any Affiliate of any of the foregoing Persons that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates, the Depositor, the Seller, [any] [the] Servicer or any Affiliate of any of the foregoing Persons.

     "Overcollateralization Distribution Amount" shall mean [ ].

     "Owner Trustee" shall mean [ ], a [ ], not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

     "Owner Trust Estate" shall mean all right, title and interest of the Trust in, to and under the property and rights assigned to the Trust pursuant to Article [II] of the Servicing Agreement.

     "Payment Date" shall mean the [ ] ([ ]) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day.

     "Percentage Interest" shall mean, with respect to a Class E Certificate, the individual percentage interest of such Class E Certificate, which shall be specified on the face thereof, in the distributions on the Class E Certificates. The sum of the Percentage Interests for all Class E Certificates shall be 100%.

     "Permitted Investments" shall mean, on any date of determination, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form with maturities not exceeding the Business Day preceding the next Payment Date which evidence:

                (a) direct non-callable obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

                (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);

                (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                (f) repurchase obligations with respect to any security that is a direct non-callable obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); and

                (g) any other investment with respect to which the Issuer or the [related] [Servicer] has received written notification from the Rating Agencies that the acquisition of such investment as a Permitted Investment will not result in a withdrawal or downgrading of the ratings on the Notes or the Certificates.

     "Person" shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "Plan" means an employee benefit plan (as defined in section 3(3) of ERISA) that is subject to Title I of ERISA, a plan (as defined in section 4975(e)(1) of the Code) and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or otherwise.

     "Pool Balance" shall mean on any date of determination, the aggregate outstanding Principal Balance of the Receivables (exclusive of Purchased Receivables and Defaulted Receivables) as of such date of determination.

     "Pool Factor" as of the last day of a Collection Period shall mean a nine-digit decimal figure equal to the Pool Balance at that time divided by the Initial Pool Balance.

     "Predecessor Note" shall mean, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note and, for purposes of this definition, any Note authenticated and delivered under Section 2.6 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Prepayment Date" shall mean (i) with respect to a prepayment of the Certificates pursuant to Section 8.2(a) of the Trust Agreement or a distribution to Certificateholders pursuant to Section 8.1(c) of the Trust Agreement, the Payment Date specified by the Owner Trustee pursuant to said
Section 8.2(a) or 8.1(c), as applicable, and (ii) with respect to a prepayment of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by [ ] or the Issuer pursuant to Section 10.1of the Indenture.

     "Prepayment Price" shall mean (i) in the case of the Certificates, an amount equal to the Certificate Balance plus accrued and unpaid interest thereon at the applicable Class D Rate plus interest on any overdue interest at the applicable Class D Rate (to the extent lawful) to but excluding the Prepayment Date and (ii) in the case of a Class of Notes to be prepaid, an amount equal to the unpaid principal amount of such Class of Notes plus accrued and unpaid interest thereon at the applicable Note Interest Rate plus interest on any overdue interest at the applicable Note Interest Rate (to the extent lawful) to but excluding the Prepayment Date.

     "Principal Balance" of a Receivable, as of any date of determination, shall mean the Amount Financed minus that portion of all payments actually received on or prior to such date allocable to principal.

     "Principal Distribution Account" shall mean the administrative sub-account of the Collection Account established and maintained as such pursuant to Section [ ] of the Servicing Agreement.

     "Proceeding" shall mean any suit in equity, action at law or other judicial or administrative proceeding.

     "Prospectus" shall have the meaning specified in the Underwriting
Agreement.

     "Prospectus Supplement" shall have the meaning specified in the Underwriting Agreement.

     "Purchase Amount" with respect to a Purchased Receivable shall mean the sum, as of the last day of the preceding Collection Period on which such Receivable becomes such, of the Principal Balance thereof plus the accrued interest thereon at the weighted average of the Note Interest Rates and the Class D Rate.

     "Purchased Receivable" shall mean a Receivable purchased as of the close of business on the last day of the respective Collection Period by the [related] [Receivables] Servicer pursuant to Section [ ] of the Servicing Agreement or by the Seller pursuant to Section [ ] of the Servicing Agreement.

     "Rating Agency" shall mean each of the nationally recognized statistical rating organizations designated by the Depositor to provide a rating on the Notes or the Certificates which is then rating such Notes or Certificates. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and [each] [the] Servicer.

     "Rating Agency Condition" shall mean, with respect to any action, that each of the Rating Agencies shall have notified [each] [the] Servicer, the Depositor, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes or the Certificates.

     "Receivable" shall mean a motor vehicle installment loan contract listed on Schedule A to the Receivables Purchase Agreement and all proceeds thereof and payments thereunder, which Receivable shall not have been released by the Indenture Trustee and the Owner Trustee from the Trust.

     "Receivable Files" shall mean the documents specified in Section [ ] of the Servicing Agreement.

     ["Receivables Property" shall mean, collectively, (i) the Receivables;
(ii) monies received thereunder on or after the Cut-off Date; (iii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Issuer in the Financed Vehicles; (iv) rights to receive proceeds with respect to the Receivables from claims on any theft, physical damage, credit life, credit disability, or other insurance policies covering Financed Vehicles or Obligors; (v) all of the Seller's rights to the Receivable Files; (vi) the Trust Accounts and all amounts, securities, investments, investment property and other property deposited in or credited to any of the foregoing, all security entitlements relating to the foregoing and all proceeds thereof; (vii) payments and proceeds with respect to the Receivables held by the [related] [Receivables] Servicer; (viii) all property (including the right to receive Liquidation Proceeds) securing a Receivable (other than a Receivable repurchased by a Servicer or purchased by a Seller);
(ix) rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-off Date; and (x) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.]

     "Receivables Purchase Agreement" shall mean the Receivables Purchase Agreement, dated as of [ ], by and between the [ ], as seller, and the Depositor, as purchaser.

     ["Receivables Servicer" shall mean [ ] as the servicer of Receivables under the Receivables Servicing Agreement, and each successor to [ ] (in the same capacity) pursuant to Section [ ] of the Servicing Agreement.]

     ["Receivables Servicer's Certificate" shall mean a certificate completed and executed by [a][the] Receivables Servicer by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the controller, or any assistant controller of [the][such] Receivables Servicer pursuant to Section [ ] of the [Sale and] [Receivables] Servicing Agreement.]

     ["Receivables Servicing Agreement" shall mean the Receivables Servicing Agreement, dated as of [ ], by and between the Trust, as issuer, the Depositor, and [ ], as servicer.]

     ["Receivables Servicing Fee" shall mean, with respect to a Collection Period and a Receivables Servicer, the fee payable to such Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Receivables Servicing Fee Rate multiplied by the [aggregate Principal Balance of the Receivables serviced by such Servicer] as of the first day of the Collection Period.]

     ["Receivables Servicing Fee Rate" shall mean [ ]% per annum.]

     "Record Date" shall mean, with respect to any Payment Date or Prepayment Date and any Book-Entry Security, the close of business on the day prior to such Payment Date or Prepayment Date or, with respect to any Definitive Note or Definitive Certificate, the last day of the month preceding the month in which such Payment Date or Prepayment Date occurs.

     "Recoveries" shall mean, with respect to any Collection Period, all amounts received by the [related] Servicer with respect to any Defaulted Receivable during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of any fees, costs and expenses incurred by the [related] Servicer in connection with the collection of such Receivable and any payments required by law to be remitted to the Obligor.

     "Registered Noteholder" shall mean the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

     "Registration Statement" means Registration Statement No. 333-99207 filed by the Depositor with the Securities and Exchange Commission in the form in which it became effective on [ ].

     "Related Agreements" shall have the meaning specified in the recitals to the Administration Agreement.

     ["Representative" shall mean Bear, Stearns & Co. Inc., as representative of the several Underwriters.]

     "Repurchase Event" shall have the meaning specified in Section 7.02 of the Receivables Purchase Agreement.

     "Required Rating" shall mean a rating on (i) short-term unsecured debt obligations of [ ] by Moody's and (ii) short-term unsecured debt obligations of [ ] by Standard & Poor's; and any requirement that short-term unsecured debt obligations have the "Required Rating" shall mean that such short-term unsecured debt obligations have the foregoing required ratings from each of such Rating Agencies.

     "Reserve Account" shall mean the account established and maintained as such pursuant to Section [ ] of the Servicing Agreement.

     "Reserve Account Property" shall have the meaning specified in Section [ ] of the Servicing Agreement.

     "Reserve Account Excess Amount" shall mean, with respect to any Payment Date, an amount equal to the excess, if any, of (i) the amount of cash or other immediately available funds in the Reserve Account on such Payment Date (prior to giving effect to any withdrawals therefrom relating to such Payment Date) over (ii) the Specified Reserve Balance with respect to such Payment Date.

     "Reserve Initial Deposit" shall mean, $[ ].

     ["Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement, dated as of [ ], by and between the Trust, as issuer, the Depositor, and [ ], as seller and servicer.]

     "Scheduled Payment" shall mean, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to deferments of payments pursuant to Section [ ] of the Servicing Agreement or any rescheduling in any insolvency or similar proceedings).

     "Schedule of Receivables" shall mean the list of Receivables attached as Schedule A to the Receivables Purchase Agreement, the Servicing Agreement and the Indenture (which Schedules may be in the form of microfiche, disk or other means acceptable to the Trustee).

     "Secretary of State" shall mean the Secretary of State of the State of Delaware.


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


     "Securities" shall mean the Notes and the Certificates, collectively.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securityholders" shall mean the Noteholders and the Certificateholders, collectively.

     "Seller" shall mean [ ] as the seller of the Receivables under the Receivables Purchase Agreement and each successor to [ ].

     ["Servicer" shall mean [ ] as the servicer of the Receivables under the Servicing Agreement, and each successor to [ ] (in the same capacity) pursuant to Section [ ] of the Servicing Agreement.]

     "Servicer's Certificate" shall mean a certificate completed and executed by [a] [the] [Receivables] Servicer by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the controller, or any assistant controller of [such] [the] [Receivables]Servicer pursuant to Section [ ] of the Servicing Agreement.

     ["Servicing Agreement" shall mean the Servicing Agreement, dated as of [ ], by and between the Trust, as issuer, the Depositor, and [ ], as seller and servicer.]

     "Servicing Fee" shall mean, with respect to a Collection Period and a Servicer, the fee payable to such Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the applicable Servicing Fee Rate multiplied by the [aggregate Principal Balance of the Receivables serviced by such Servicer] as of the first day of the Collection Period.

     "Servicing Fee Rate" shall mean [ ]% per annum.

     "Simple Interest Method" shall mean the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the amount accrued from the date of the preceding payment to the date of the current payment.

     ["Specified Reserve Balance" shall mean for a Payment Date [ ]. The Specified Reserve Balance may be reduced to a lesser amount as determined by the Depositor, if each of Moody's and Standard & Poor's shall have confirmed in writing to the Indenture Trustee that such action will not result in a withdrawal or reduction in any of its ratings of the Securities.]

     "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

     "State" shall mean any state or commonwealth of the United States of America, or the District of Columbia.

     "Statutory Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Delaware Code ss. 3801 et seq., as amended.


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


     "Successor Servicer" shall mean an institution appointed as successor Servicer pursuant to Section [ ] of the Servicing Agreement.

     ["Supplemental Servicing Fee" shall mean, the fee payable to the Servicer for certain services rendered during the respective Collection Period, determined pursuant to and defined in Section [ ] of the Servicing Agreement.]

     "Transfer Date" shall mean the Closing Date.

     "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Trust" shall mean Whole Auto Loan Trust [ ], a Delaware statutory trust governed by the Trust Agreement.

     "Trust Accounts" shall have the meaning specified in Section [ ] of the Servicing Agreement.

     "Trust Agreement" shall mean the Amended and Restated Trust Agreement of the Trust dated as of [ ], by and among the Depositor and the Owner Trustee, as amended and/or restated from time to time.

     "Trust Indenture Act" or "TIA" shall mean the Trust Indenture Act of 1939, as amended, unless otherwise specifically provided.

     "Trustee Officer" shall mean, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the other Basic Documents on behalf of the Owner Trustee.

     ["Trust Property" shall mean, collectively, (i) the Receivables; (ii) monies received thereunder on or after the Cut-off Date; (iii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Issuer in the Financed Vehicles; (iv) rights to receive proceeds with respect to the Receivables from claims on any theft, physical damage, credit life, credit disability, or other insurance policies covering Financed Vehicles or Obligors; (v) all of the Seller's rights to the Receivable Files; (vi) the Trust Accounts and all amounts, securities, investments, investment property and other property deposited in or credited to any of the foregoing, all security entitlements relating to the foregoing and all proceeds thereof; (vii) payments and proceeds with respect to the Receivables held by [any] [the] Servicer; (viii) all property (including the right to receive Liquidation Proceeds) securing a Receivable (other than a Receivable repurchased by [a] [the] Servicer or purchased by the Seller); (ix) rebates of premiums and other amounts relating to insurance policies and other


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


items financed under the Receivables in effect as of the Cut-off Date; and (x) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.]

     "UCC" shall mean the Uniform Commercial Code as in effect in any relevant jurisdiction.

     ["Underwriters" shall mean the underwriters named in Schedule I to the Underwriting Agreement.]

     ["Underwriting Agreement" shall mean the Underwriting Agreement, [ ] among the Seller, the Depositor and the Representative.]

     ["Underwritten Securities" shall mean the Notes.]


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